Exhibit 99.1

LETTER OF TRANSMITTAL

To accompany certificates of common stock, no par value per share, of MedQuist Inc.

The undersigned represents that I (we) have full authority to surrender without restriction the certificate(s) for exchange. You are hereby authorized and instructed to prepare in the name of and deliver to the address indicated below (unless otherwise instructed in the boxes in the following page) a certificate representing shares of MedQuist Holdings Inc. common stock (“MedQuist Holdings” and “MedQuist Holdings Common Stock”) for shares of MedQuist Inc. (“MedQuist Inc.”) common stock (“MedQuist Inc. Common Stock”) tendered pursuant to this Letter of Transmittal. Such certificates shall equal one share of MedQuist Holdings Common Stock per share of MedQuist Inc. Common Stock tendered.

Method of delivery of the certificate(s) is at the option and risk of the owner thereof. See Instructions 1 and 6.

Mail or deliver this Letter of Transmittal, or a facsimile, together with the certificate(s) representing your shares, to:

If delivering by mail:	If delivering by hand or courier:

American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

For assistance call (877) 248-6417 or (718) 921-8317

Pursuant to the exchange offer described in the prospectus dated February 2, 2011 the undersigned encloses herewith and surrenders the following certificate(s) representing shares of MedQuist Inc. Common Stock:

DESCRIPTION OF SHARES SURRENDERED
(Please fill in. Attach separate schedule if needed)
Name(s) and Address of Registered Holder(s)
If there is any error in the name or address shown below, please make
the necessary corrections	Certificate No(s)	Number of Shares

TOTAL SHARES F

☐	Check this box if your certificate(s) has been lost, stolen, misplaced or mutilated. See Instruction 5.

YOU MUST SIGN IN THE BOX BELOW AND FILL OUT AND SIGN THE SUBSTITUTE FORM W-9 ATTACHED HERETO

SIGNATURE(S) REQUIRED
Signature(s) of Registered Holder(s) or Agent

Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on stock certificate(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation acting in a fiduciary or representative capacity, or other person, please set forth full title. See Instructions 2, 3 and 8.

Registered Holder

Registered Holder

Title, if any

Date:

Phone No.:

SIGNATURE(S) GUARANTEED (IF REQUIRED)
See Instruction 3.

Unless the shares are tendered by the registered holder(s) of the common stock, or for the account of a participant in the Securities Transfer Agent’s Medallion Program (“STAMP”), Stock Exchange Medallion Program (“SEMP”) or New York Stock Exchange Medallion Signature Program (“MSP”) (an “Eligible Institution”), the signature(s) must be guaranteed by an Eligible Institution. See Instruction 3.

Authorized Signature

Name of Firm

Address of Firm — Please Print

Exhibit 99.1

INSTRUCTIONS FOR SURRENDERING CERTIFICATES
(Please read carefully the instructions below)

1. Method of Delivery:  Your old certificate(s) and the Letter of Transmittal must be sent or delivered to American Stock Transfer & Trust Company (the “Exchange Agent”). Do not send your certificates to MedQuist Holdings Inc. or to MedQuist Inc. (“MedQuist”). The method of delivery of certificates to be surrendered to the Exchange Agent at the address set forth on the front of this Letter of Transmittal is at the option and risk of the surrendering stockholder. Unless the procedure for guaranteed delivery is followed (see Section 6 below), delivery of MedQuist Inc. Common Stock will be deemed effective only when received. If you submit this Letter of Transmittal by facsimile, you must also send or deliver your certificate(s) in order to receive payment. THE METHOD OF DELIVERY OF STOCK CERTIFICATES AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY BY BOOK-ENTRY TRANSFER, IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF SHARE CERTIFICATES ARE SENT BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

2. Stock Certificate in the Same Name:  If the stock certificate is issued in the same name as the surrendered certificate is registered, the Letter of Transmittal should be completed and signed exactly as the surrendered certificate is registered. Do not sign the stock certificate(s). Signature guarantees are not required if the certificate(s) surrendered herewith are submitted for the account of an Eligible Institution. If any of the shares surrendered hereby are owned by two or more joint owners, all such owners must sign this Letter of Transmittal exactly as written on the face of the certificate(s). If any shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations. Letters of Transmittal executed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary capacity who are not identified as such in the registration must be accompanied by proper evidence of the signer’s authority to act.

3. Stock Certificate in Different Name:  If the surrendered certificates are registered in the name of a person other than the signer of this Letter of Transmittal then the surrendered certificates must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name(s) of the registered owners appear on such certificate(s) or stock power(s), with the signatures on the certificate(s) or stock power(s) guaranteed by an Eligible Institution as provided herein.

4. Special Delivery Instructions:  Indicate the name in which and address to which the stock certificate is to be sent if different from the name and/or address of the person(s) signing this Letter of Transmittal.

5. Letter of Transmittal Required; Surrender of Certificate(s), Lost Certificate(s):  You will not receive your stock certificate unless and until you deliver this Letter of Transmittal, properly completed and duly executed, to the Exchange Agent, together with the certificate(s) evidencing your shares and any required accompanying evidences of authority. If your certificate(s) has been lost, stolen, misplaced or destroyed, contact the Exchange Agent for instructions at (877) 248-6417 or (718) 921-8317 prior to submitting your certificates for exchange. Any MedQuist stockholder who has lost certificates should make arrangements (which may include the posting of a bond or other satisfactory indemnification and an affidavit of loss) to replace lost certificates. Such arrangements should be made with Exchange Agent.

6. Guaranteed Delivery Procedures:  Stockholders whose certificates for MedQuist Inc. Common Stock (the “Share Certificates”) are not immediately available or who cannot deliver their Share Certificates and all other required documents to the Exchange Agent on or prior to the expiration time of the Exchange Offer, or who cannot complete the procedure for book-entry transfer on a timely basis, who wish to tender their MedQuist Inc. Common Stock must tender their MedQuist Inc. Common Stock according to the guaranteed delivery procedure set forth in the Prospectus under the caption entitled “The Exchange Offer — Guaranteed Delivery.”

7. Stock Transfer Taxes.  If surrendered certificates are registered in the name of any person other than the person(s) signing the Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder or such person) payable as a result of the transfer to such person will be deducted from the payment for such securities if satisfactory evidence of the payment of such taxes, or exemption therefrom, is not submitted. Except as provided in this Instruction 7, it will not be necessary for transfer tax stamps to be affixed to the certificates listed in the Letter of Transmittal.

8. Irregularities.  All questions as to the validity, form, eligibility (including time of receipt), and acceptance for exchange of any tender of stock certificates will be determined by MedQuist Holdings in its sole discretion provided that disputes relating to such determination may be determined by a court of competent jurisdiction. MedQuist Holdings reserves the absolute right to reject any and all tenders of stock certificates that it determines are not in proper form or the acceptance of or exchange for which may, in the opinion of MedQuist Holdings’ counsel, be unlawful. MedQuist Holdings also reserves the absolute right to waive any defect or irregularity in the tender of any stock certificates. No tender of stock certificates will be deemed to be properly made until all defects and irregularities in tenders of stock certificates have been cured or waived. None of MedQuist Holdings, the Information Agent, the Exchange Agent or any other person is or will be obligated to give notice of any defects or irregularities in the tender of stock certificates and none of them will incur any liability for failure to give any such notice. MedQuist Holdings interpretation of the terms and conditions of the exchange offer, including this Letter of Transmittal, will be final and binding to the fullest extent permitted by law.

All questions as to the validity, form and eligibility of any surrender of certificates will be determined by the Exchange Agent and MedQuist at their sole discretion, provided that disputes relating to such determination may be determined by a court of competent jurisdiction. Exchange Agent and the Company reserve the right to waive any irregularities or defects in the surrender of any certificates. A surrender will not be deemed to have been made until all irregularities have been cured or waived.

IMPORTANT: UNLESS YOU FOLLOW THE PROCEDURES FOR GUARANTEED DELIVERY SET FORTH IN THE PROSPECTUS UNDER THE CAPTION ENTITLED “THE EXCHANGE OFFER — GUARANTEED DELIVERY,” THIS LETTER OF TRANSMITTAL (OR A MANUALLY SIGNED FACSIMILE THEREOF) TOGETHER WITH ANY REQUIRED SIGNATURE GUARANTEES AND ANY OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO THE EXPIRATION DATE AND EITHER CERTIFICATES FOR TENDERED SHARES MUST BE RECEIVED BY THE EXCHANGE AGENT OR SHARES MUST BE DELIVERED PURSUANT TO THE PROCEDURES FOR BOOK-ENTRY TRANSFER, IN EACH CASE PRIOR TO THE EXPIRATION DATE, OR THE TENDERING STOCKHOLDER MUST COMPLY WITH THE PROCEDURES FOR GUARANTEED DELIVERY.

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